Exhibit 23.0
Consent of Independent Certifying Accountant

                      Sutton, Robinson, Freeman & Co., P.C.
                        2727 East 21st Street, Suite 600
                                 Tulsa, OK 74114
                               Tel. (918) 747-7000
                               Fax (918) 743-7525


June 23, 2005

To Whom It May Concern:

I have issued my report dated March 28, 2005 accompanying the financial statements of Mortgage Assistance Center Corporation on Form 10-KSB for the year ended December 31, 2004. I hereby consent to the incorporation by reference of said report in the Registration Statement of Mortgage Assistance Corporation on Form S-8.

Signed,

Sutton, Robinson, Freeman & Co., P.C.

 /s/ Sutton, Robinson, Freeman & Co., P.C.
------------------------------------------